UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2007

KNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-32647	58-2424258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 645-8553

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2007, Knology, Inc. (“Knology”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Knology, PrairieWave Holdings, Inc. (“PrairieWave”), Knology Acquisition Sub, Inc., a wholly owned subsidiary of Knology (“MergerCo”), ALTA Communications VIII, L.P., as the equity holders’ representative, and certain other equity holders of PrairieWave. The Merger Agreement, which was unanimously approved at meetings of the Boards of Directors of Knology and PrairieWave, provides for the acquisition of PrairieWave by Knology pursuant to the merger of MergerCo with and into PrairieWave, with PrairieWave as the surviving corporation (the “Merger”). Upon completion of the Merger, PrairieWave will be a direct, wholly owned subsidiary of Knology.

Knology will pay aggregate cash consideration of approximately $255 million in the Merger, subject to customary closing adjustments. Credit Suisse has provided Knology with a financing commitment for the transaction. Subject to PrairieWave satisfying certain financial statement delivery obligations, if the completion of the Merger is delayed beyond June 1, 2007 solely as result of a delay in Knology’s receipt of the required financing for the transaction, the purchase price may be increased by 1% per annum, pro-rated for the period of delay. The purchase price may be reduced if PrairieWave’s EBITDA, as calculated in accordance with the Merger Agreement, for the year ended December 31, 2006 is less than $33,300,000. Further, the final cash proceeds may be increased or reduced based upon PrairieWave’s net working capital as of the closing date. The Merger Agreement also provides that $10 million of the $255 million purchase price will be placed into an escrow account to settle any shortfall in PrairieWave’s net working capital and to settle certain claims for indemnification from the equity holders.

The Merger Agreement contains customary representations and warranties and covenants by each of the parties. Among other things, during the period between the execution of the Merger Agreement and the consummation of the Merger, PrairieWave has agreed (1) to operate its business and use and maintain its assets solely in the ordinary course of business, consistent with past practices, to use commercially reasonable efforts to preserve its business relationships with its customers, employees and other persons with whom it has business relationships and not to engage in certain types of activities and transactions, subject to certain exceptions, and (2) not to discuss or pursue, or provide information in connection with, any alternative transactions.

Completion of the Merger is subject to a number of conditions, including: (1) expiration of the waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, a amended; (2) receipt of all other requisite federal, state and local regulatory approvals, including from the FCC and the municipal franchise authorities; (3) the exercise or termination of all outstanding options and warrants to acquire PrairieWave stock; (4) receipt by Knology of the financing needed to complete the Merger either substantially as provided in the commitment letter provided by Credit Suisse or pursuant to an alternative financing structure; (5) the delivery by PrairieWave of certain audited financial statements, (6) receipt of required legal opinions; and (7) satisfaction of certain other conditions.

Both Knology and PrairieWave have the right to terminate the Merger Agreement under certain circumstances, including if the Merger has not been completed by August 6, 2007, but such date is subject to 90-day extension for regulatory consents and approvals.

PrairieWave’s equity holders have agreed to indemnify Knology from the $10 million escrow fund, and, to the extent the escrow fund is insufficient, certain equity holders have agreed to indemnify Knology, subject to certain limitations set forth in the Merger Agreement, as a result of inaccuracies in or breaches of PrairieWave’s representations and warranties, breaches of PrairieWave’s covenants and agreements, claims with respect to dissenting shares and other matters.

The news release issued by Knology announcing the Merger is included as Exhibit 99.1 to this report and is incorporated into this Item 1.01 by reference (the “Press Release”).

Item 7.01. Regulation FD Disclosure.

On January 9, 2007, Knology held a conference call open to the public regarding the proposed Merger (the “Call”), replays of which are accessible via the Internet and by telephone. On the Call, Knology discussed certain financial and other information relating to the Merger (the “Merger Presentation Materials”), the Merger Agreement, as well as other items in the Press Release.

The Merger Presentation Materials are included as Exhibit 99.2 to this report and are incorporated into this Item 7.01 by reference. The information in Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release

99.2	Merger Presentation Materials

* * *

This Current Report on Form 8-K, including the exhibits hereto, and statements made by Knology during any conference call or webcast regarding the Merger include “forward-looking” statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. For instance, while we have entered into a definitive agreement with PrairieWave, we may not complete the acquisition or we may not complete the transaction in a timely manner. In the event we do not receive the financing necessary to complete the acquisition or if required regulatory or other approvals are not received or the other conditions to closing are not satisfied, the transaction will not be completed. In addition, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2005, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements referenced herein. Investors are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today’s date, and we do not assume any obligation to update any of these statements, except as required by law.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

/s/ Chad S. Wachter
Chad S. Wachter
Date: January 11, 2007	General Counsel, Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
99.1	Press Release

99.2	Merger Presentation Materials